Exhibit 99.11

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Praxair, Inc.

10 Riverview Drive

Danbury, CT 06810

Attention: Board of Directors

RE:	Proxy Statement of Praxair, Inc. (“Praxair”)/Prospectus of Zamalight plc (“Zamalight”) which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of Zamalight (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 31, 2017, to the Board of Directors of Praxair as Annex F to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement (the “Proxy Statement/Prospectus”) and Exchange Offer Prospectus included in Amendment No. 1 to the Registration Statement (the “Exchange Offer/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus and Exchange Offer/Prospectus under the headings “SUMMARY — Opinion of Financial Advisor to the Praxair Board of Directors,” “GENERAL INFORMATION – Potential Interests,” “THE BUSINESS COMBINATION — Background of the Business Combination,” “THE BUSINESS COMBINATION — Praxair’s Reasons for the Business Combination,” and “THE BUSINESS COMBINATION — Opinion of Financial Advisor to the Praxair Board of Directors.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 12, 2017

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Credit Suisse Securities (USA) LLC